JONES, WALKER          EXHIBIT 5
                          WAECHTER, POITEVENT
                       CARRERE & DENEGRE, L.L.P.



                           January 18, 1999




Piccadilly Cafeterias, Inc.
3232 Sherwood Forest Blvd.
Baton Rouge, LA   70816

Gentlemen:

     We have acted as counsel for Piccadilly Cafeterias, Inc., a Louisiana corporation (the "Company"), in connection with the Company's registration statement on Form S-8 (the "Registration Statement") with respect to the issuance by the Company of 450,000 shares of the Common Stock of the Company, no par value per share (the "Common Stock"), pursuant to the terms of the Company's Amended and Restated 1993 Incentive Compensation Plan (the "Plan").

     Based upon the foregoing, and upon our examination of such matters as we deem necessary in order to furnish this opinion, we are of the opinion that the shares of Common Stock referred to herein, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   JONES, WALKER, WAECHTER,
                                   POITEVENT, CARRERE & DENEGRE, L.L.P.



                                   By:  /S/ MARGARET F. MURPHY
                                        Margaret F. Murphy